Exhibit 10.1

Execution Version

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of September 30, 2016 and is entered into by and among INSMED INCORPORATED, a Virginia corporation (“Parent”), CELTRIX PHARMACEUTICALS, a Delaware corporation (“Celtrix”), and each of the subsidiaries joined hereto (the “Joined Subsidiaries”, together with Parent and Celtrix are hereinafter collectively referred to as the “Borrowers” and each individually as a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders hereunder (collectively referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation (formerly known as Hercules Technology Growth Capital, Inc.) in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, the “Agent”).

RECITALS

A.                                    WHEREAS, the Borrowers, Lender and Agent are party to that certain Loan and Security Agreement dated as of June 29, 2012 (the “Original Closing Date”), as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of July 24, 2012, as amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of November 25, 2013, as amended by that certain Amendment No. 3 to the Loan and Security Agreement dated as of December 15, 2014, as further amended by that certain Consent and Amendment No. 4 to the Loan and Security Agreement dated as of June 9, 2015 and as further amended by that certain Amendment No. 5 to the Loan and Security Agreement dated as of December 22, 2015 (as the same may have been amended, modified, supplemented or restated and in effect from time to time, the “Existing Loan and Security Agreement”);

B.                                    WHEREAS, immediately prior to the effectiveness of this Amended and Restated Loan and Security Agreement, there are Term Loans outstanding under the Existing Loan and Security Agreement in the aggregate principal amount of $25,000,000 (the “Existing Term Loans”);

C.                                    WHEREAS, the Borrowers desire to obtain financing to increase the aggregate amount of Term Loans up to an aggregate amount of $55,000,000 (inclusive of the Existing Term Loans) for general corporate purposes permitted pursuant to the terms of this Amended and Restated Loan and Security Agreement;

D.                                    WHEREAS, the parties hereto desire to amend and restate the Existing Loan and Security Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amended and Restated Loan and Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Loan and Security Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Amended and Restated Loan and Security Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Existing Term Loans under the Existing Loan and Security Agreement):

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION

1.1                             Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, any Borrower and a third party Bank or other institution (including a Securities Intermediary) with which such Borrower maintains a Deposit Account or an account holding Investment Property in which such Borrower has granted to the Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I.

“Additional Advance Conditions” means, in addition to the conditions set forth in Sections 4.2 and 4.3 hereof, (i) Borrowers’ receipt of the consent of Lender, in its sole discretion, to the making of the Additional Advance, (ii) receipt by Agent of an Advance Request in respect of the Additional Advance, and (iii) payment on the Advance Date of the Additional Advance of a fee equal to three hundred seventy-five one hundredths of one percent (0.375%) of the original principal amount of the Additional Advance (which fee shall be in addition to the Facility Charge and shall be fully earned and non-refundable on the Advance Date of the Additional Advance).

“Additional Advance” has the meaning given to it in Section 2.2(a).

“Administrative Borrower” has the meaning given to it in Section 11.20.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by the Administrative Borrower to the Agent in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question or (b) any Person related by blood or marriage to any Person described in subsection (a) of this paragraph.  As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Amended and Restated Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Amortization Date” means May 1, 2018; provided that (i) such date shall be extended by six (6) months if Borrowers complete patient enrollment in a CONVERT Phase III study (INS-212) and (ii) such date also shall be extended by six (6) months if a Financing Event occurs.  For clarity, the total extension of the Amortization Date could be for twelve (12) months if both conditions (i) and (ii) above are satisfied.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products (including all drugs and biologics), software, service offerings, technical data or technology currently being designed, manufactured or sold by any Borrower or which any Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of any Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of any Borrower or any Subsidiary in which the holders of such Borrower or such Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether such Borrower or such Subsidiary is the surviving entity.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Closing Date Term Loan Advance” has the meaning given in Section 2.2(a).

“Collateral” means the property described in Section 3.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Existing Loan and Security Agreement” as defined in Recital A.

“Existing Term Loans” as defined in Recital B.

“Facility Charge” means Two Hundred Sixty Two Thousand Five Hundred Dollars ($262,500).

“Financial Statements” has the meaning given to it in Section 7.1.

“Financing Event” means evidence delivered by the Borrower to Agent that the Borrowers have received, after the Closing Date, unrestricted and unencumbered net cash proceeds in an amount of at least One Hundred Million Dollars ($100,000,000.00) from (a) the issuance and sale of new equity or convertible debt securities, and/or (b) net upfront payments paid to the Borrowers in conjunction with a development and/or commercial partnership(s) and/or other corporate transaction.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of any Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; any Borrower’s applications for any of the foregoing and reissues, extensions, or renewals thereof; and any Borrower’s goodwill associated with any of the foregoing, together with any Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joined Subsidiaries” has the meaning given to it in the preamble to this Agreement.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrowers

(taken as a whole); or (ii) the ability of the Borrowers to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of the Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or the Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Fifty-Five Million and No/100 Dollars ($55,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Note(s)” means a Term Note.

“Original Closing Date” as defined in Recital A.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of any Borrower in favor of the Agent or Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $500,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of any Borrower or a Subsidiary thereof in an amount not to exceed $250,000 at any time outstanding, (viii) other Indebtedness in an amount not to exceed $500,000 at any time outstanding, (ix) guarantees of the obligations of any Borrower, (x) Indebtedness of any Borrower to another Borrower; and (xi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon any Borrower or any Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of any Borrower under the terms of applicable repurchase agreements at the fair market value of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the subject repurchase; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Borrowers’ business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of any Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of any Borrower pursuant to employee stock purchase plans or other similar agreements approved by such Borrower’s Board of Directors; (viii) Investments consisting of travel advances or other customary business expenses, in each case, in the ordinary course of business; (ix) Investments in newly-formed Subsidiaries organized in the United States, provided that each such Subsidiary enters into a Joinder Agreement promptly after their formation by any Borrower and execute such other documents as shall be reasonably requested by the Agent; (x) Investments in other Borrowers; (xi) Investments in Subsidiaries organized outside of the United States for current, ordinary, and necessary operating expenses, not to exceed Fifteen Million Dollars ($15,000,000.00) in the aggregate in any calendar year, provided that no Event of Default has occurred and is continuing or would exist after giving effect to such Investment; (xii) joint ventures or strategic alliances in the ordinary course of the Borrowers’ business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by any Borrower do not exceed $300,000 in the aggregate in any fiscal year; and (xiii) additional Investments that do not exceed $250,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of the Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Borrowers maintain adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Borrowers’ business; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;  (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair Borrowers’ use of the related property; (xiv) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive and exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business (including, without limitation, licenses of the Arikayce product) and licenses that could not result in a legal transfer of title of the licensed property, or (iii) dispositions of (x) worn-out, obsolete or surplus Equipment or (y) Intellectual Property or Licenses that are not material, in each case, at fair market value in the ordinary course of business, and (iv) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, other entity or government.

“Preferred Stock” means at any given time any equity security issued by any Borrower that has any rights, preferences or privileges senior to such Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“Prime Rate” means for any day, the prime rate as reported in The Wall Street Journal for such day or if such rate is not published, as reasonably determined by the Agent by reference to a similar publication.

“Receivables” means (i) all of the Borrowers’ Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Secured Obligations” means the Borrowers’ obligations under this Agreement (other than Section 8.1) and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to the Lender in its sole discretion.

“Subsequent Financing” means the sale by any Borrower, following the Closing Date, pursuant to a broadly marketed offering to multiple investors, of shares of its capital stock or of securities or instruments convertible into or exercisable for shares of its capital stock (including, without limitation, an offering and sale of units consisting of more than one type of Borrower security) to one or more investor purchasers for cash in a single transaction or series of related transactions, which offering and sale are not registered under the Securities Act of 1933, as amended (such as a transaction in the nature of a so-called “private investment in public equity,” or PIPE, transaction), the primary purpose of which is a bona fide equity financing of the Borrower.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which a Borrower owns or controls more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day, greater of (a) nine and one-quarter percentage points (9.25%) plus the sum of (x) the Prime Rate minus (y) four and one-half percentage points (4.50%) or (b) nine and one-quarter percentage points (9.25%).

“Term Loan Maturity Date” means October 1, 2020.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means the warrant dated the Original Closing Date by and between Parent and Hercules Capital, Inc.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.  Any obligations of a person under an operating lease (whether existing on the date hereof or entered into thereafter) that is not required (or would not be required) to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on date hereof shall not be treated as a capital lease solely as a result of the changes in GAAP after the date hereof.

SECTION 2.  THE LOANS

2.1                             [Reserved.].

2.2                             Term Loans.

(a)                                 Advances.  Subject to the terms and conditions of this Agreement, (i) the Lender made and the Borrower drew the Existing Term Loans on the Original Closing Date (which Existing Term Loans remain outstanding on the Closing Date), (ii) the Lender will make, and the Borrowers agree to draw, a Term Loan Advance (exclusive of the Existing Term Loans Advance) of $10,000,000 on the Closing Date (the “Closing Date Term Loan Advance”) and (iii) beginning on the Closing Date and continuing through June 30, 2017, and subject to the Additional Advance Conditions, the Administrative Borrower may request one (1) additional Term Loan Advance (the “Additional Advance”) in the amount of $20,000,000.  The aggregate outstanding Term Loan Advances shall in no event exceed the Maximum Term Loan Amount.

(b)                                 Advance Request.  To obtain a Term Loan Advance, the Administrative Borrower shall complete, sign and deliver an Advance Request (at least two Business

Days before the Advance Date in the case of the Closing Date Term Loan Advance) to the Agent.  Lender shall fund a Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)                                  Interest.  The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)                                 Payment.  The Borrowers will pay interest in arrears on each Term Loan Advance on the first day of each month, beginning the month after the Advance Date.  The Borrowers shall repay the aggregate Term Loan principal balance that is outstanding on the Amortization Date in thirty (30) equal monthly installments of principal and interest commencing on the applicable Amortization Date and continuing on the first business day of each month thereafter with any yet to accrue amortization payments due on the Term Loan Maturity Date.  The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date.  The Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Administrative Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Loan Advance and (ii) reasonable invoiced out-of-pocket legal fees and costs incurred by the Agent or Lender in connection with Section 11.11 of this Agreement.

2.3                                         Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that the Borrowers have actually paid to the Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by the Borrowers shall be applied as follows:  first, to the payment of principal outstanding on the Secured Obligations; second, after all principal is repaid, to the payment of Lender’s and the Agent’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Borrowers.

2.4                                         Default Interest.  In the event any payment is not paid on the scheduled payment date, an amount equal to five percentage points (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus five percentage points (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5                                         Prepayment.  At the Borrowers’ option upon at least 7 Business Days’ prior notice to the Agent from the Administrative Borrower, the Borrowers may prepay all, but not less than all, of the outstanding Advances by paying entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 2%; after twelve (12) months but prior to twenty four (24) months, 1%; and thereafter, 0.50% (each, a “Prepayment Charge”).  The Borrowers agree that the Prepayment Charge is a reasonable calculation of the Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  The Borrowers shall prepay the outstanding amount of all principal and accrued interest and unpaid interest upon a Change in Control.

2.6                                         End of Term Charges.  On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that the Borrowers prepay the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, the Borrowers shall pay Lender a charge equal to 4.15% of the aggregate initial principal amount of all Advances funded hereunder. Notwithstanding the required payment date of such charges, such charges shall be deemed earned by Lender as of the Closing Date.

2.7                                         Notes.  If so requested by Lender by written notice to Borrowers, then Borrowers shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrowers’ receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.8                                         Commitment Fee; Facility Charge. The parties acknowledge and agree that (i) Borrower paid to Lender a commitment fee of $15,000 on or before the Closing Date, and that such commitment fee was fully earned on the Closing Date and non-refundable regardless of the early termination of this Agreement and (ii) the Facility Charge is fully earned and owed on the Closing Date and non-refundable regardless of the early termination of this Agreement.

2.9                                         Pro Rata Treatment.  Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

SECTION 3.  SECURITY INTEREST

3.1                                         As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, the Borrowers grant to the Agent a security interest in all of the Borrowers’ right, title, and interest in and to the following: all of each Borrower’s personal property whether now owned or hereafter acquired (collectively, the “Collateral”), including the following:  (a) Receivables; (b)

Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary if to include such capital stock as Collateral would cause Parent adverse tax consequences under Internal Revenue Section 956 (or any successor statute); (g) Deposit Accounts; (h) Cash; (i) Goods; and other tangible and intangible personal property of the Borrowers whether now or hereafter owned or existing, leased, consigned by, or acquired by, any Borrower and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles (other than Intellectual Property Licenses which prohibit such assignment (unless such provision would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406 or 9-408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity)) that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of the Agent’s security interest in the Rights to Payment.

SECTION 4.  CONDITIONS PRECEDENT TO LOANS

The obligations of Lender to make Term Loan Advances hereunder are subject to the satisfaction by the Borrowers of the following conditions:

4.1                                         Closing Date Advance.  On or prior to the Closing Date, the Borrowers shall have delivered to the Agent the following:

(a)                                 executed originals of the Loan Documents, Account Control Agreements, a legal opinion of the Borrowers’ counsel, and all other documents and instruments reasonably required by the Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of the Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to the Agent;

(b)                                 certified copy of resolutions of each Borrower’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;

(c)                                  certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of each Borrower;

(d)                                 a certificate of good standing for each Borrower from its state of incorporation and similar certificates from all other jurisdictions in which such Borrower does business and where the failure to be qualified would have a Material Adverse Effect;

(e)                                  payment of the Facility Charge and reimbursement of the Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the Closing Date Term Loan Advance; and

(f)                                   such other documents as the Agent may reasonably request.

4.2                                         All Advances.  On each Advance Date:

(a)                                 The Agent shall have received (i) an Advance Request for the relevant Advance duly executed by the Administrative Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents the Agent may reasonably request.

(b)                                 The representations and warranties of the Borrowers set forth in this Agreement and in the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  The Borrowers shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)                                 Each Advance Request shall be deemed to constitute a representation and warranty by the Borrowers on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3                                         No Default.  As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4                                         Additional Advance.  In addition to the conditions set forth in Sections 4.2 and 4.3, the Additional Advance shall be subject to the Additional Advance Conditions.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Each Borrower represents and warrants that:

5.1                                           Corporate Status.  Each Borrower is a corporation duly organized, legally existing and in good standing under the laws of its State of incorporation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.  Each Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit

C, as may be updated by the Administrative Borrower in a written notice (including any Compliance Certificate) provided to the Agent after the Closing Date.

5.2                                         Collateral.  Each Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens.  Each Borrower has the power and authority to grant to the Agent a Lien in the Collateral as security for the Secured Obligations.

5.3                                         Consents.  Each Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and the Parent’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of such Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which such Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement to which such Borrower is a party or require the consent or approval of any other Person.  The individual or individuals executing the Loan Documents on behalf of the Borrowers are duly authorized to do so.

5.4                                         Material Adverse Effect.  No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Borrower is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5                                         Actions Before Governmental Authorities.  Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or its property.

5.6                                         Laws.  No Borrower is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect.  No Borrower is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.  Each Borrower, its Affiliates and, to the knowledge of such Borrower and its Affiliates, any agent or other party acting on behalf of such Borrower or its Affiliates are in compliance with all applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations, and none of the funds to be provided under this Agreement will be used, directly or indirectly, for any activities in violation of such laws and regulations.

5.7                                         Information Correct and Current.  No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Borrower to the Agent or Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by any Borrower to the Agent or Lender shall be (i) provided in good faith and based on the most current data and information available to such Borrower, and (ii) the most current of such projections provided to such Borrower’s Board of Directors.

5.8                                         Tax Matters.  Except as described on Schedule 5.8, (a) each Borrower has filed all federal, state and local tax returns that it is required to file, (b) each Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) each Borrower has paid or fully reserved for any tax assessment received by such Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9                                         Intellectual Property Claims.  Each Borrower is the sole owner of, or otherwise has the right to use, its Intellectual Property.  Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to any Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which each Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by each Borrower or any Subsidiary, in each case as of the Closing Date. No Borrower is in material breach of, nor has any Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to any Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10                                  Intellectual Property.  Except as described on Schedule 5.10, each Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of such Borrower’s business as currently conducted and proposed to be conducted by such Borrower.  Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, each Borrower has the right, to the extent required to operate such Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and each Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11                                  Borrower Products.  Except as described on Schedule 5.11, no Intellectual Property owned by any Borrower or any Borrower Product has been or is subject to any actual or, to the knowledge of any Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner such Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of any Borrower or any Borrower Products.  No Borrower has received any written notice or claim, or, to the knowledge of any Borrower, oral notice or claim, challenging or questioning any Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to any Borrower’s knowledge, is there a reasonable basis for any such claim.  No Borrower’s use of its Intellectual Property nor the production and sale of any Borrower Products infringes the Intellectual Property or other rights of others.

5.12                                  Financial Accounts.  Exhibit E, as it may be updated by the Administrative Borrower in a written notice provided to the Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which any Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13                                  Employee Loans.  Except for Permitted Investments, no Borrower has any outstanding loans to any employee, officer or director of any Borrower, nor has any Borrower guaranteed the payment of any loan made to an employee, officer or director of any Borrower by a third party.

5.14                                  Capitalization and Subsidiaries.  Each Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto.  No Borrower owns any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 5.14, as such schedule may be updated by the Administrative Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6.  INSURANCE; INDEMNIFICATION

6.1                                         Coverage.  Each Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form (except for products liability coverage, which may be on a claims made basis), against risks customarily insured against in such Borrower’s line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability.  Borrower’s must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence and a minimum of $2,000,000 in the aggregate.

Parent has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate.  So long as there are any Secured Obligations outstanding, each Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.  Each Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

6.2                                         Certificates.  Each Borrower shall deliver to the Agent certificates of insurance that evidence such Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  Each Borrower’s insurance certificate shall state the Agent (shown as “Hercules Capital, Inc.”, as Agent”) is an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance and subject to the insurer’s approval, a loss payee for fidelity insurance.  Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity.  All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to the Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to the Agent’s interests.  Any failure of the Agent to scrutinize such insurance certificates for compliance is not a waiver of any of the Agent’s rights, all of which are reserved.

6.3                                         Indemnity.  Each Borrower agrees to indemnify and hold the Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Each Borrower agrees to pay, and to save the Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of the Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.  In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7.  COVENANTS OF BORROWER

Each Borrower agrees as follows:

7.1                                         Financial Reports.  The Administrative Borrower shall furnish to the Agent the Compliance Certificate in the form of Exhibit F monthly within thirty (30) days after the end of each month and the financial statements listed hereinafter (the “Financial Statements”):

(a)                                 as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by the Administrative Borrower’s Chief Executive Officer or Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)                                 as soon as practicable (and in any event within forty (40) days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect,  certified by the Administrative Borrower’s Chief Executive Officer or Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments; as well as the most recent capitalization table for each Borrower, including the weighted average exercise price of employee stock options;

(c)                                  as soon as practicable (and in any event within one hundred fifty (150) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by the Borrowers and reasonably acceptable to the Agent, accompanied by any management report from such accountants; provided, that consolidating financial statements may be prepared by the Borrowers;

(d)                                 [Reserved.]

(e)                                  promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that any Borrower has made available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that any Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange; provided that delivery hereunder shall be deemed made when Parent notifies the Lender that the subject document is available on Parent’s website or a public database;

(f)                                   upon written request of the Agent, copies of all notices, minutes, consents and other materials that any Borrower provides to its directors in connection with meetings of the Board of Directors and minutes of such meeting; provided, that each Borrower may, in good faith, withhold any information from the Agent and/or redact any and all minutes, to the extent that (i) access to such information or minutes would adversely affect the attorney-client privilege between such Borrower and its counsel, (ii) access to such information or minutes could reasonably be expected to result in disclosure of trade secrets or a conflict of interest, (iii) the Agent or Lender is the subject matter of such information or the topic of discussion in such portion of such minutes, (iv) such information is related to executive sessions or officer performance and/or (v) such information is subject to a confidentiality agreement; and

(g)                                  financial and business projections promptly following their approval by each Borrower’s Board of Directors, as well as budgets, operating plans and other financial information reasonably requested by the Agent.

The executed Compliance Certificate may be sent via email to the Agent at legal@herculestech.com.  All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent to the Agent at: legal@herculestech.com, attention Chief Credit Officer.

7.2                                         Management Rights.  Each Borrower shall permit any representative that the Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Borrower at reasonable times and upon reasonable notice during normal business hours.  In addition, any such representative shall have the right to meet with management and officers of each Borrower to discuss such books of account and records.  In addition, the Agent and Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of each Borrower concerning significant business issues affecting the Borrowers.  Such consultations shall not unreasonably interfere with the Borrowers’ business operations.  The parties intend that the rights granted the Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by the Agent or Lender with respect to any business issues shall not be deemed to give the Agent or Lender, nor be deemed an exercise by the Agent or Lender of, control over any Borrower’s management or policies.

7.3                                         Further Assurances.  Each Borrower shall from time to time execute, deliver and file, alone or with the Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to the Agent’s Lien on the Collateral.  Each Borrower shall from time to time procure any instruments or documents as may be requested by the Agent, and take all further action that may be necessary or desirable, or that the Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby.  In addition, and for such purposes only, each Borrower hereby authorizes the Agent to execute and deliver on behalf of such Borrower and to file such financing statements (including an indication that the financing statement covers “all assets” or “all personal property” of each Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Borrower either in the Agent’s name or in the name of the Agent as agent and attorney-in-fact for such Borrower if Borrower unreasonably withholds or delays the delivery of such signatures.  Each Borrower shall protect and defend such Borrower’s title to the Collateral and the Agent’s Lien thereon against all Persons claiming any interest adverse to such Borrower or the Agent other than Permitted Liens.

7.4                                         Minimum Cash Liquidity.  Borrowers and any guarantors under this Agreement or the other Loan Documents shall maintain, at all times, unrestricted cash and cash equivalents on a consolidated basis in an amount of not less than $25,000,000, which cash and cash equivalents shall (x) be subject to a first priority perfected lien in favor of Agent for the benefit of Lenders and (y) held in a Deposit Account that is subject to a Deposit Account Control Agreement.  This provision shall commence on the date of the funding of the Additional Advance and shall terminate upon the earlier of the date by which a Borrower completes an equity financing with at least $75,000,000 in proceeds or the date a Borrower generates and announces data from the CONVERT Phase III study in a manner that could support an NDA filing.

7.5                                         Indebtedness.  No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

7.6                                         Collateral.  Each Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in such Borrower’s business or in which such Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give the Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens (except for Permitted Liens) thereon.  Each Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and each Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give the Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

No Borrower shall agree with any Person other than the Agent not to encumber its property (except for negative pledges in favor of holders of Permitted Liens described in clause (vii) of such definition).

7.7                                         Investments.  No Borrower shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8                                         Distributions.  No Borrower shall, or allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case, the repurchase or redemption price does not exceed the fair market value of such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to its equity owners, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate, or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.9                                         Transfers.  Except for Permitted Transfers, no Borrower shall, or allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.10                                  Mergers or Acquisitions.  No Borrower shall merge or consolidate (except with another Borrower), or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into a Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.11                                  Taxes.  Each Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against such Borrower, the Lender or the Collateral or upon such Borrower’s ownership, possession, use, operation or disposition thereof or upon such Borrower’s rents, receipts or earnings arising therefrom.  Each Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.  Notwithstanding the foregoing, a Borrower may contest, in good faith and by appropriate proceedings, taxes for which such Borrower maintains adequate reserves therefor in accordance with GAAP.

7.12                                  Corporate Changes.  No Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to the Agent.  No Borrower nor any Subsidiary shall suffer a Change in Control. No Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to the Agent; and (ii) such relocation shall be within the continental United States.  No Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year (other than relocations of Equipment in the ordinary course of business to establish additional sources to manufacture Borrower’s Products), and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to the Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to the Agent.

7.13                                  Deposit Accounts.  No Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which the Agent has an Account Control Agreement.

7.14                                  Joinder.  Each Borrower shall notify the Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States to execute and deliver to the Agent a Joinder Agreement.

7.15                                  Notification of Event of Default.  The Borrowers shall notify the Agent immediately of the occurrence of any Event of Default.

SECTION 8.   RIGHT TO INVEST

8.1                                         So long as any Term Loans remain outstanding after closing of a Subsequent Financing, each bank or other financial institution or entity holding such Term Loans and constituting “Lender” hereunder, or its assignee or nominee, shall have the right, in its discretion, to participate in a Subsequent Financing on a pro rata basis (based upon the relative principal amount of outstanding Term Loans then held by such bank or other financial institution or entity) in an aggregate amount of up to $2,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing.  The foregoing notwithstanding, such participation right shall terminate at such time as Lender has participated for $2,000,000 in a Subsequent Financing.

SECTION 9.  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1                                         Payments.  The Borrowers fail to pay (a) any principal or interest when due under this Agreement or (ii) fails to pay any other amounts due under any of the other Loan Documents within five (5) days of when due; provided, that, in each case, it will not be a violation of this Section 9.1 if the Borrower has sufficient funds in the account subject to the ACH Authorization, but the Agent fails to timely make any ACH transfer or any technical malfunction (not the result of any action or inaction of the Borrower) occurs so long as the Borrower makes such payment within three (3) Business Days after it has received written notice of such technical malfunction; or

9.2                                         Covenants.  Any Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan

Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.15) such default continues for more than twenty (20) days after the earlier of the date on which (i) the Agent has given notice of such default to such Borrower and (ii) such Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.15 the occurrence of such default; or

9.3                                         Material Adverse Effect.  A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4                                         Other Loan Documents.  The occurrence of any default under any Loan Document or any other agreement between any Borrower and the Lender or the Agent and such default continues for more than twenty (20) days after the earlier of (a) the Agent has given notice of such default to such Borrower, or (b) such Borrower has actual knowledge of such default; or

9.5                                         Representations.  Any representation or warranty made by any Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect; or

9.6                                         Insolvency.  Any Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) any Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against such Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) any Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against such Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of such Borrower, of any trustee, receiver or liquidator of such Borrower or of all or any substantial part of the properties of such Borrower without such appointment being vacated; or

9.7                                         Attachments; Judgments.  Any portion of any Borrower’s assets is attached or seized, or a levy is filed against any such assets (having a fair market value in excess of $100,000), or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $300,000 for which such Borrower has not been reimbursed by or which is not within the coverage of its insurer (and as to which the insurer has not disclaimed coverage), or any Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.8                                         Other Obligations.  The occurrence of any default under any agreement or obligation of any Borrower involving any Indebtedness in excess of $300,000, or the occurrence of any default under any agreement or obligation of any Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.  REMEDIES

10.1                                  General.  Upon and during the continuance of any one or more Events of Default, (i) the Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) the Agent may, at its option, sign and file in any Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, each Borrower hereby grants the Agent an irrevocable power of attorney coupled with an interest, and (iii) the Agent may notify any of the Borrowers’ account debtors to make payment directly to the Agent, compromise the amount of any such account on the Borrowers’ behalf and endorse the Agent’s name without recourse on any such payment for deposit directly to the Agent’s account.  The Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  All of the Agent’s rights and remedies shall be cumulative and not exclusive.

10.2                                  Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, the Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Agent may elect.  Any such sale may be made either at public or private sale at its place of business or elsewhere.  Each Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Parent.  The Agent may require each Borrower to assemble the Collateral and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Agent and such Borrower.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by the Agent in the following order of priorities:

First, to the Agent and Lender in an amount sufficient to pay in full the Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as the Agent may choose in its sole discretion; and

Finally, after the full, final and indefeasible payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Administrative Borrower or its representatives or as a court of competent jurisdiction may direct.

The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3                                  No Waiver.  The Agent shall be under no obligation to marshal any of the Collateral for the benefit of any Borrower or any other Person, and each Borrower expressly waives all rights, if any, to require the Agent to marshal any Collateral.

10.4                                  Cumulative Remedies.  The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11.  MISCELLANEOUS

11.1                                  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2                                  Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)                                 If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and R. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Telephone:  650-289-3060

(b)                                 If to Lender:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and R. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301
email: legal@herculestech.com
Telephone:  650-289-3060

(c)                                  If to Borrower:

INSMED INCORPORATED

Attention:  Chief Financial Officer

10 Finderne Avenue, Building 10

Bridgewater, NJ 08807

Facsimile:  908-526-4026
Telephone:  908-977-9900

or to such other address as each party may designate for itself by like notice.

11.3                                  Entire Agreement; Amendments.

(a)                                 This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including the Lender’s revised proposal letter dated June 10, 2016).  None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

(b)                                 Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b).  The Required Lenders and Borrowers party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrowers party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other

Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrowers, Lender, the Agent and all future holders of the Loans.

11.4                                  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5                                  No Waiver.  The powers conferred upon the Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon the Agent or Lender to exercise any such powers.  No omission or delay by the Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by any Borrower at any time designated, shall be a waiver of any such right or remedy to which the Agent or Lender is entitled, nor shall it in any way affect the right of the Agent or Lender to enforce such provisions thereafter.

11.6                                  Survival.  All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of the Agent and Lender and shall survive the execution and delivery of this Agreement. Sections 6.3 and 11.17 shall survive payment in full of the Secured Obligations and the termination of this Agreement.

11.7                                  Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Borrower and its permitted assigns (if any). No Borrower shall assign its obligations under this Agreement or any of the other Loan Documents without the Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect.  The Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to any of the Borrowers, and all of such rights shall inure to the benefit of the Agent’s and Lender’s successors and assigns; provided that, so long as no Event of Default exists, the Agent and Lender shall not assign, transfer or endorse any of its rights hereunder and under the other Loan Documents to any direct competitor of any Borrower (as reasonably determined by the Agent) without the consent of Borrower, it being understood that in all cases, any transfer to an Affiliate of any Lender or the Agent shall be permitted.

11.8                                  Governing Law.  This Agreement and the other Loan Documents have been negotiated and delivered to the Agent and Lender in the State of California, and shall have been accepted by the Agent and Lender in the State of California.  Payment to the Agent and Lender by the Borrowers of the Secured Obligations is due in the State of California.  This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9                                  Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10                           Mutual Waiver of Jury Trial / Judicial Reference.

(a)                                 Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH BORROWER, THE AGENT AND LENDER EACH SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY BORROWER AGAINST THE AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY THE AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY BORROWER.  This waiver extends to all such Claims, including Claims that involve Persons other than the Agent, the Borrowers and Lender; Claims that arise out of or are in any way connected to the relationship among the Borrowers, the Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)                                 If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)                                  In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11                             Professional Fees.  The Borrowers promise to pay all of the Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable invoiced attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, the Borrowers promise to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by the Agent and Lender after the Closing Date in connection with or related to:  (a) the Loan; (b) the administration (exclusive of normal overhead), collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Borrower, the Collateral, the Loan Documents, including representing the Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12                             Confidentiality.  The Agent and Lender acknowledge that certain items of Collateral and information provided to the Agent and Lender by the Borrowers are confidential and proprietary information of the Borrowers, if and to the extent such information either (x) is marked as confidential by the Borrowers at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, the Agent and Lender agree that any Confidential Information it may obtain in the course of originating, administering or enforcing the Term Loans or acquiring, administering, or perfecting the Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of any Borrower, except that the Agent and Lender may disclose any such information:  (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if the Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over the Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by the Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to the Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including the Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of the Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Parent; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of any Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13                             Assignment of Rights.  Each Borrower acknowledges and understands that the Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”).  After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of the Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the Agent and Lender shall retain all rights, powers and remedies hereby given.  No such assignment by the Agent or Lender shall relieve any Borrower of any of its obligations hereunder.  Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14                             Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Borrower for liquidation or reorganization, if any Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Borrower’s assets, or if any payment or transfer of Collateral is recovered from the Agent or Lender.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to the Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, the Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to the Agent or Lender in Cash.

11.15                             Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16                             No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than the Agent, Lender and the Borrowers unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among the Agent, Lender and the Borrowers.

11.17                             Agency.

(a)                                 Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), according to its respective Term Commitment percentage (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment in full of the Secured Obligations.

(c)                                  Agent in Its Individual Capacity.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)                                 Exculpatory Provisions.  The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not:

(i)             be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)          have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)       except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)                                  The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)                                   The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g)                                  Reliance by Agent.  The Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents.  The Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by the Agent hereunder or under any Loan Documents in accordance therewith.  The Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  The Agent shall not be under any obligation to exercise any of the rights or powers granted to the Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lender unless the Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18                             Publicity.  The Agent and Lender may use each Borrower’s name and logo, and include a brief description (without disclosure of any material non-public information) of the relationship between such Borrower and the Agent and Lender, in the Agent’s and Lender’s marketing materials.

11.19                             Joint and Several Liability.  Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents (other than the Warrant) in consideration of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of their undertakings to accept joint and several liability for the Secured Obligations.  Each Borrower, jointly and severally, hereby irrevocably, absolutely and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with respect to the payment and performance of all of the Secured Obligations (including, without limitation, any Secured Obligations arising under this Section 11.19), it being the intention of each Borrower that all the Secured Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.  If and to the extent that any Borrower fails to make any payment with respect to any of the Secured Obligations as and when due or to perform any of the Secured Obligations in accordance with the terms thereof, then in each such event, the other Persons comprising the Borrowers will make such payment with respect to, or perform, such Secured Obligation.  Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Persons comprising the Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Secured Obligations or any collateral security therefor until such time as all of the Secured Obligations have been paid in full in Cash.  Any claim which any of the Borrowers may have against any other Persons comprising the Borrowers with respect to any payments to the Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Secured Obligations arising hereunder or thereunder, to the prior payment in full in Cash of the Secured Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any of the Borrowers, their respective debt or assets, whether voluntary or involuntary, all such Secured Obligations shall be paid in full in Cash before any payment or distribution of any character, whether in Cash, securities or other property, shall be made to any other Persons comprising the Borrowers therefor.

11.20                             Administrative Borrower.  Each Borrower irrevocably appoints the Parent as the borrowing agent and attorney-in-fact (“Administrative Borrower”) for all Persons comprising the Borrowers, which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each of the other Borrowers that such appointment has been revoked and that another Borrower has been appointed as the Administrative Borrower.

11.21                             Lien Release.  At such time as the Secured Obligations have been repaid in full and the Borrowers have no further rights to request any Advances hereunder, the Liens granted to the Agent hereunder shall be deemed terminated and released without requirement of any further action on the part of any Person, and the Agent shall, at the request and expense of the Borrowers, execute, deliver and file (or permit the Borrowers to file) any and all termination statements and other documents as may be necessary or appropriate in order to give effect to such release or Liens hereunder.

11.22                             Existing Loan and Security Agreement Amended and Restated.  Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Loan and Security Agreement in its entirety (except to the extent that definitions from the Existing Loan and Security Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Loan and Security Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Borrowers hereby agree that all outstanding Secured Obligations of the Borrowers under, and as defined in, the Existing Loan and Security Agreement and the other Loan Documents shall remain outstanding, shall constitute continuing Secured Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such obligations and other liabilities.  The Borrowers hereby acknowledge and reaffirm each and every Loan Document entered into in connection with the Existing Loan and Security Agreement and acknowledges that each such Loan Document remains in full force and effect and enforceable against the Borrowers in accordance with its respective terms after giving effect to the execution and delivery of this Agreement without further action by Lender, the Borrowers or any other Person. All reference to the “Loan and Security Agreement” in each such Loan Document shall be deemed to be a reference to this Agreement.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Borrowers and the Agent and Lender have duly executed and delivered this Amended and Restated Loan and Security Agreement as of the day and year first above written.

ADMINISTRATIVE BORROWER:

INSMED INCORPORATED

	By:	/s/Andrew T. Drechsler
	Name:	Andrew T. Drechsler
	Its:	Chief Financial Officer

BORROWERS:

INSMED INCORPORATED

	By:	/s/Andrew T. Drechsler
	Name:	Andrew T. Drechsler
	Its:	Chief Financial Officer

CELTRIX PHARMACEUTICALS, INC.

	By:	/s/Andrew T. Drechsler
	Name:	Andrew T. Drechsler
	Its:	Chief Financial Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC. formerly known as Hercules Technology Growth Capital, Inc.)

	By:	/s/Jennifer Choe
	Name:	Jennifer Choe
	Its:	Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC. (formerly known as Hercules Technology Growth Capital, Inc.)

By:	/s/Jennifer Choe
Name:	Jennifer Choe
Its:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2014-1

By: Hercules Capital, Inc., Servicer

By:	/s/Jennifer Choe
Name:	Jennifer Choe
Its:	Assistant General Counsel

Table of Addenda, Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrowers

Exhibit D:	Borrowers’ Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrowers’ Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

EXHIBIT A

ADVANCE REQUEST

To:	The Agent:	Date: [ ], 20[ ]

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn: Bryan Jadot

Insmed Incorporated (the “Administrative Borrower”) hereby requests from Hercules Capital, Inc. (“Lender”) an Advance in the amount of [                      Dollars ($                ) on              ,      ] (the “Advance Date”) pursuant to the Amended and Restated Loan and Security Agreement between the Administrative Borrower, the other borrowers from time to time party thereto, and the Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:	Wire Funds to the Administrative Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

The Administrative Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to:  (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that each Borrower is in compliance, in all material respects, with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  The Administrative Borrower understands and acknowledges that the Agent and Lender has the right to review the financial information supporting this representation and, based upon such review, the Lender may decline to fund the requested Advance.

The Administrative Borrower hereby represents that the Borrowers’ corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

The Administrative Borrower agrees to notify the Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if the Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [ ], 20[ ].

ADMINISTRATIVE BORROWER:

INSMED INCORPORATED

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

The Administrative Borrower hereby represents and warrants to the Agent that each Borrower’s current name and organizational status is as follows:

Names:	[ ]

Type of organizations:	Corporation

States of organization:	[ ]

Organization file numbers:

The Administrative Borrower hereby represents and warrants to the Agent that the street addresses, cities, states and postal codes of each Borrower’s current locations are as follows:

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: , 20[ ]

Maturity Date: September 1, 2020

FOR VALUE RECEIVED, INSMED INCORPORATED, a Virginia corporation (“Parent”), for itself and each of its Subsidiaries joined to the below-defined Loan Agreement (the “Borrowers”) hereby promise to pay to the order of Hercules Capital, Inc., a Maryland corporation,  or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [  ] Million Dollars ($[  ],000,000) or such other principal amount as Lender has advanced to the Borrowers, together with interest at a floating rate equal to the Term Loan Interest Rate (as defined in the Loan Agreement (as defined below)), with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Amended and Restated Loan and Security Agreement dated September 30, 2016 by and among the Borrowers, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Each Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.   The Borrowers agree to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[signature page follows]

INSMED INCORPORATED

By:
Name:
Its:

CELTRIX PHARMACEUTICALS, INC.

By:
Name:
Its:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWERS

1.                                      Each Borrower represents and warrants to the Agent and Lender that such Borrower’s current name and organizational status as of each applicable Advance Date is as follows:

Names:	Parent: Insmed Incorporated

Sub (1): Celtrix Pharmaceuticals, Inc.

Type of organizations:	Parent: Corporation

Sub (1): Corporation

States of organization:	Parent: Virginia

Sub (1): Delaware

Organization file numbers:	Parent: 05305412

Sub (1): 2248091

2.                                      Each Borrower represents and warrants to the Agent and Lender that for five (5) years prior to the Closing Date, such Borrower did not do business under any other name or organization or form except the following:

Name:           Transave, Inc. (Prior to Transave, LLC)
Used during dates of: Prior to December 1, 2010
Type of Organization: Corporation
State of organization: Delaware
Organization file Number: 2754858
Borrowers’ fiscal year ends on December 31
Borrowers’ federal employer tax identification numbers are

:                                                                                                                                                                                            Parent: Insmed Incorporated Tax ID# 54-1972729

Sub (1): Celtrix Pharmaceuticals, Inc. Tax ID# 94-3121462

3.                                      Each Borrower represents and warrants to the Agent and Lender that its chief executive office is located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807.

EXHIBIT D

BORROWERS’ PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-004/02AU	315953-2036	Australia	2009303542	10/13/2009	2009303542	8/28/2014
INMD-004/03AU	315953-3181	Australia	2014201765	10/13/2009	2014201765	3/23/2016
INMD-005/02AU	315953-2070	Australia	2008316841	10/23/2008	2008316841	7/31/2014
INMD-012/01AU	315953-2088	Australia	2003304204	10/29/2003	2003304204	4/8/2010
INMD-012/03AU	315953-2007	Australia	2006270008	7/19/2006	2006270008	1/3/2013
INMD-018/01AU	315953-2024	Australia	2006322076	12/5/2006	2006322076	10/31/2013
INMD-012/01AT	315953-3151	Austria	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03AT	315953-3113	Austria	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05AT	315953-3259	Austria	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01AT	315953-3292	Austria	E459637	12/20/2005	E459637	3/3/2010
INMD-048/01AT	315953-2683	Austria	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00AT	315953-2898	Austria	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01BE	315953-3152	Belgium	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03BE	315953-3112	Belgium	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05BE	315953-3260	Belgium	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01BE	315953-3293	Belgium	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01BE	315953-2684	Belgium	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00BE	315953-2900	Belgium	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01BG	315953-3153	Bulgaria	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03BG	315953-3114	Bulgaria	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05BG	315953-3261	Bulgaria	11159754.8	10/29/2003	2363114	5/20/2015
INMD-005/02CA	315953-2071	Canada	2703179	10/23/2008	2703179	6/7/2016
INMD-012/01CA	315953-2019	Canada	2504317	10/29/2003	2504317	5/22/2012
INMD-012/03CA	315953-2102	Canada	2614764	7/19/2006	2614764	3/18/2014
INMD-012/04CA	315953-2022	Canada	2646255	4/3/2007	2646255	8/26/2014
INMD-012/05CA	315953-3144	Canada	2838108	7/19/2006	2838108	5/17/2016
INMD-012/06CA	315953-3184	Canada	2853611	4/3/2007
INMD-015/01CA	315953-2243	Canada	2592014	12/20/2005	2592014	11/24/2015
INMD-018/01CA	315953-2031	Canada	2631872	12/5/2006	2631872	4/1/2014
INMD-018/02CA	315953-3145	Canada	2838111	12/5/2006	2838111	1/19/2016
INMD-048/01CA	315953-2368	Canada	2529282	6/14/2004	2529282	5/28/2013
INMD-052/00CA	315953-2136	Canada	2330925	5/28/1999	2330925	2/9/2010
INMD-012/01CN	315953-2090	China	200380106534.2	10/29/2003	ZL 200380106534.2	11/24/2010
INMD-012/03CN	315953-2029	China	200680034397.X	7/19/2006	ZL200680034397.X	8/7/2013
INMD-012/03CR	315953-2104	Costa Rica	9736	7/19/2006	2979	12/12/2013
INMD-012/01CY	315953-3155	Cyprus	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03CY	315953-3116	Cyprus	06787716.7	7/19/2006	1909759	9/4/2013

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-012/05CY	315953-3263	Cyprus	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01CZ	315953-3156	Czech Republic	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03CZ	315953-3117	Czech Republic	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05CZ	315953-3264	Czech Republic	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01DK	315953-3158	Denmark	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03DK	315953-3119	Denmark	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05DK	315953-3266	Denmark	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01EE	315953-3159	Estonia	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03EE	315953-3120	Estonia	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05EE	315953-3267	Estonia	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01EP	315953-2091	European Patent Office	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03EP	315953-2047	European Patent Office	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/04EP	315953-2172	European Patent Office	07754853.5	4/3/2007
INMD-012/05EP	315953-2023	European Patent Office	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01EP	315953-3296	European Patent Office	05854704.3	12/20/2005	1828225	3/3/2010
INMD-018/01EP	315953-2130	European Patent Office	06847502.9	12/5/2006	1962805	7/6/2016
INMD-048/01EP	315953-2369	European Patent Office	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00EP	315953-2696	European Patent Office	99955220.1	5/28/1999	1082133	7/14/2004
INMD-057/01EP	315953-2051	European Patent Office	99926092.0	5/28/1999	1082427	8/10/2005
INMD-012/01FI	315953-3161	Finland	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03FI	315953-3122	Finland	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05FI	315953-3276	Finland	11159754.8	10/29/2003	2363114	5/20/2015
INMD-052/00FI	315953-2906	Finland	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01FR	315953-3188	France	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03FR	315953-3123	France	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05FR	315953-3277	France	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01FR	315953-3298	France	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01FR	315953-2688	France	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00FR	315953-2907	France	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01DE	315953-3157	Germany	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03DE	315953-3118	Germany	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05DE	315953-3265	Germany	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01DE	315953-3295	Germany	602005019784-2	12/20/2005	602005019784-2	3/3/2010
INMD-048/01DE	315953-2686	Germany	602004020771.3	6/14/2004	1646650	4/22/2009
INMD-052/00DE	315953-2904	Germany	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01GR	315953-3163	Greece	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03GR	315953-3125	Greece	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05GR	315953-3279	Greece	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01GR	315953-3300	Greece	05854704.3	12/20/2005	1828225	3/3/2010
INMD-012/03HN	315953-2108	Honduras	2008-84	7/19/2006	4987	1/24/2011

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-012/03HK	315953-2107	Hong Kong	09102316.4	7/19/2006	1124770	1/30/2014
INMD-012/05HK	315953-2139	Hong Kong	12102361.3	10/29/2003	1162303	4/1/2016
INMD-012/01HU	315953-3164	Hungary	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03HU	315953-3126	Hungary	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05HU	315953-3280	Hungary	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01HU	315953-3301	Hungary	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01HU	315953-2690	Hungary	04755315.1	6/14/2004	E006533	4/22/2009
INMD-012/03IS	315953-3128	Iceland	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/01IN	315953-2087	India	2219/DELNP/2005	10/29/2003	243438	10/18/2010
INMD-012/01IE	315953-3165	Ireland	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03IE	315953-3127	Ireland	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05IE	315953-3281	Ireland	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01IE	315953-3302	Ireland	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01IE	315953-2691	Ireland	04755315.1	6/14/2004	1646650	4/22/2009
INMD-012/01IL	315953-2086	Israel	168279	10/29/2003	168279	10/1/2015
INMD-012/01IT	315953-3166	Italy	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03IT	315953-3129	Italy	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05IT	315953-3282	Italy	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01IT	315953-3303	Italy	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01IT	315953-2692	Italy	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00IT	315953-2912	Italy	99955220.1	5/28/1999	1082133	7/14/2004
ELSN-002/02JP	321893-2002	Japan	2007-540183	11/8/2005	5735724	4/24/2015
INMD-004/02JP	315953-2012	Japan	2011-532180	10/13/2009	5677695	1/9/2015
INMD-005/02JP	315953-2073	Japan	2010-531241	10/23/2008	5855829	12/18/2015
INMD-012/01JP	315953-2092	Japan	2005-500829	10/29/2003	5118302	10/26/2012
INMD-012/02JP	315953-2097	Japan	2011-1318	10/29/2003	5411878	11/15/2013
INMD-012/03JP	315953-2110	Japan	2008-522895	7/19/2006	5415759	11/22/2013
INMD-012/04JP	315953-2173	Japan	2009-504281	4/3/2007	5918922	4/15/2016
INMD-012/05JP	315953-3098	Japan	2013-146934	7/19/2006	5800865	9/4/2015
INMD-012/06JP	315953-3102	Japan	2013-167610	10/29/2003	5684343	1/23/2015
INMD-012/08JP	315953-3215	Japan	2014-196130	7/19/2006	5902782	3/18/2016
INMD-018/01JP	315953-2202	Japan	2008-544430	12/5/2006	5324223	7/26/2013
INMD-047/01JP	315953-2365	Japan	2009-504301	4/4/2007	5600432	8/22/2014
INMD-012/03LV	315953-3132	Latvia	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05LI	315953-3283	Liechtenstein	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/03LT	315953-3130	Lithuania	06787716.7	7/19/2006	1909759	9/4/2013
INMD-015/01LT	315953-3304	Lithuania	5854704.3	12/20/2005	1828225	3/3/2010
INMD-012/01LU	315953-3167	Luxembourg	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03LU	315953-3131	Luxembourg	06787716.7	7/19/2006	1909759	9/4/2013
INMD-015/01LU	315953-3305	Luxembourg	05854704.3	12/20/2005	1828225	3/3/2010
INMD-005/02MX	315953-2074	Mexico	MX/a/2010/004389	10/23/2008	334870	11/17/2015
INMD-012/01MX	315953-2028	Mexico	PA/a/2005/004580	10/29/2003	276999	7/1/2010
INMD-012/02MX	315953-2098	Mexico	MX/a/2010/000195	10/29/2003	318205	2/26/2014

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-012/03MX	315953-2114	Mexico	MX/a/2008/000425	7/19/2006	280091	10/18/2010
INMD-012/04MX	315953-2122	Mexico	MX/a/2008/012684	4/3/2007	293096	12/5/2011
INMD-012/01MC	315953-3168	Monaco	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03MC	315953-3133	Monaco	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05MC	315953-3284	Monaco	11159754.8	10/29/2003	2363114	5/20/2015
INMD-004/02ME	315953-2042	Montenegro	P-2011/64	10/13/2009	01166	3/20/2014
INMD-012/03ME	315953-2113	Montenegro	P-68/2009	7/19/2006	00597	8/16/2011
INMD-012/01NL	315953-3169	Netherlands	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03NL	315953-3134	Netherlands	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05NL	315953-3285	Netherlands	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01NL	315953-3306	Netherlands	05854704.3	12/20/2005	1828225	3/3/2010
INMD-052/00NL	315953-2916	Netherlands	99955220.1	5/28/1999	1082133	7/14/2004
INMD-004/02NZ	315953-2014	New Zealand	592217	10/13/2009	592217	7/2/2013
INMD-004/03NZ	315953-3080	New Zealand	606383	10/13/2009	606383	1/6/2015
INMD-012/01NZ	315953-2093	New Zealand	540087	10/29/2003	540087	1/8/2009
INMD-012/03NZ	315953-2116	New Zealand	565300	7/19/2006	565300	11/7/2011
INMD-012/03PL	315953-3135	Poland	06787716.7	7/19/2006	1909759	9/4/2013
INMD-015/01PL	315953-3307	Poland	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01PL	315953-2693	Poland	04755315.1	6/14/2004	1646650	4/22/2009
INMD-012/01PT	315953-3170	Portugal	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03PT	315953-3136	Portugal	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05PT	315953-3286	Portugal	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01KR	315953-2020	Republic of Korea	10-2005-7007679	10/29/2003	10-1301653	8/23/2013
INMD-012/02KR	315953-3088	Republic of Korea	10-2013-7010499	10/29/2003	10-1424980	7/24/2014
INMD-012/03KR	315953-2111	Republic of Korea	10-2008-7002031	7/19/2006	10-1358660	1/28/2014
INMD-012/04KR	315953-3106	Republic of Korea	10-2013-7031379	7/19/2006	10-1437338	8/28/2014
INMD-012/05KR	315953-3180	Republic of Korea	10-2014-7005780	10/29/2003	10-1504616	3/16/2015
INMD-012/01RO	315953-3171	Romania	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03RO	315953-3137	Romania	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05RO	315953-3287	Romania	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01RO	315953-2532	Romania	05854704.3	12/20/2005	1828225	3/3/2010
INMD-004/02RU	315953-2044	Russian Federation	2011119018	10/13/2009	2537238	10/31/2014
INMD-012/03RU	315953-2048	Russian Federation	2008102651	7/19/2006	2438655	1/10/2012
INMD-012/03SG	315953-2118	Singapore	200800137-2	7/19/2006	138968	8/31/2010
INMD-012/01SK	315953-3174	Slovakia	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03SK	315953-3140	Slovakia	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05SK	315953-3290	Slovakia	11159754.8	10/29/2003	2363114	5/20/2015
INMD-012/01SI	315953-3173	Slovenia	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03SL	315953-3139	Slovenia	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05SI	315953-3289	Slovenia	11159754.8	10/29/2003	2363114	5/20/2015
INMD-004/02ZA	315953-2004	South Africa	2011/02745	10/13/2009	2011/02745	12/28/2011

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-012/01ZA	315953-2096	South Africa	2005/04281	10/29/2003	2005/04281	9/27/2006
INMD-012/03ZA	315953-2030	South Africa	2008/00367	7/19/2006	2008/00367	12/31/2008
INMD-012/01ES	315953-3160	Spain	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03ES	315953-3121	Spain	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05ES	315953-3268	Spain	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01ES	315953-3297	Spain	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01ES	315953-2687	Spain	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00ES	315953-2905	Spain	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01SE	315953-3172	Sweden	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03SE	315953-3138	Sweden	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05SE	315953-3288	Sweden	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01SE	315953-3308	Sweden	5854704.3	12/20/2005	05854704-3	3/3/2010
INMD-048/01SE	315953-2694	Sweden	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00SE	315953-2919	Sweden	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01CH	315953-3154	Switzerland	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03CH	315953-3115	Switzerland	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05CH	315953-3262	Switzerland	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01CH	315953-3294	Switzerland	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01CH	315953-2685	Switzerland	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00CH	315953-2902	Switzerland	99955220.1	5/28/1999	1082133	7/14/2004
INMD-012/01TR	315953-3175	Turkey	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03TR	315953-3141	Turkey	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05TR	315953-3291	Turkey	11159754.8	10/29/2003	2363114	5/20/2015
INMD-004/02UA	315953-2045	Ukraine	201105955	10/13/2009	105644	6/10/2014
INMD-012/01GB	315953-3162	United Kingdom	03816990.0	10/29/2003	1581236	10/16/2013
INMD-012/03GB	315953-3124	United Kingdom	06787716.7	7/19/2006	1909759	9/4/2013
INMD-012/05GB	315953-3278	United Kingdom	11159754.8	10/29/2003	2363114	5/20/2015
INMD-015/01GB	315953-3299	United Kingdom	05854704.3	12/20/2005	1828225	3/3/2010
INMD-048/01GB	315953-2689	United Kingdom	04755315.1	6/14/2004	1646650	4/22/2009
INMD-052/00GB	315953-2908	United Kingdom	99955220.1	5/28/1999	1082133	7/14/2004
ELSN-001/02US	321893-2001	United States	12/027,752	2/7/2008	9,186,322	11/17/2015
ELSN-003/02US	321893-2003	United States	12/122,191	5/16/2008	9,107,824	8/18/2015
ELSN-004/03US	321893-2051	United States	10/224,532	8/20/2002	6,793,912	9/21/2004
INMD-004/01US	315953-2017	United States	12/250,412	10/13/2008	9,114,081	8/25/2015
INMD-004/03US	315953-2540	United States	13/480,246	5/24/2012	9,119,783	9/1/2015
INMD-004/04US	315953-2775	United States	13/566,707	8/3/2012	9,333,214	5/10/2016
INMD-012/01US	315953-2094	United States	10/696,389	10/29/2003	7,544,369	6/9/2009
INMD-012/03US	315953-2119	United States	11/185,448	7/19/2005	7,718,189	5/18/2010
INMD-012/04US	315953-2174	United States	11/398,859	4/6/2006	7,879,351	2/1/2011
INMD-012/06US	315953-2049	United States	12/748,756	3/29/2010	8,802,137	8/12/2014
INMD-015/01US	315953-2196	United States	11/311,633	12/20/2005	7,968,679	6/28/2011

Insmed Allowed Applications / Issued Patents
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Patent No.	Issue Date
INMD-018/01US	315953-2131	United States	11/634,343	12/5/2006	8,226,975	7/24/2012
INMD-018/02US	315953-2541	United States	13/527,213	6/19/2012	8,632,804	1/21/2014
INMD-018/03US	315953-2774	United States	13/664,181	10/30/2012	8,679,532	3/25/2014
INMD-018/04US	315953-2778	United States	13/666,420	11/1/2012	8,642,075	2/4/2014
INMD-018/05US	315953-2779	United States	13/675,559	11/13/2012	8,673,348	3/18/2014
INMD-018/06US	315953-2780	United States	13/675,587	11/13/2012	8,673,349	3/18/2014
INMD-018/08US	315953-3256	United States	14/987,508	1/4/2016	9,402,845	8/2/2016
INMD-019/02US	315953-2133	United States	10/130,951	11/17/2000	7,060,291	6/13/2006
INMD-026/02US	315953-2228	United States	08/950,618	10/15/1997	6,087,325	7/11/2000
INMD-026/05US	315953-2230	United States	09/343,650	6/29/1999	6,339,069	1/15/2002
INMD-048/01US	315953-3094	United States	10/866,086	6/14/2004	7,354,994	4/8/2008
INMD-050/02US	315953-2058	United States	10/778,636	2/13/2004	7,371,813	5/13/2008
INMD-052/00US	315953-2059	United States	09/089,062	6/1/1998	6,436,897	8/20/2002
INMD-055/00US	315953-2936	United States	09/326,189	6/4/1999	6,040,292	3/21/2000
INMD-057/01US	315953-2949	United States	09/322,484	5/27/1999	6,417,330	7/9/2002
INMD-092/03US	315953-2874	United States	09/418,861	6/1/1998	6,518,238	2/11/2003
INMD-092/04US	315953-3045	United States	09/123,217	7/27/1998	6,514,937	2/4/2003
INMD-093/01US	315953-2884	United States	09/123,050	7/27/1998	6,087,090	7/11/2000
INMD-120/05US	315953-3217	United States	14/523,538	10/24/2014
INMD-120/07US	315953-3230	United States	14/641,104	3/6/2015	9,255,064	2/9/2016

Insmed Pending Patent Applications
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Publication No.	Publication Date
INMD-005/03AU	315953-3186	Australia	2014202745	10/23/2008
INMD-056/01AU	315953-3202	Australia	2013266400	5/21/2013
INMD-096/01AU	315953-3233	Australia	2013352259	11/27/2013
INMD-117/01AU	315953-3242	Australia	2013351934	12/2/2013
INMD-119/02AU	315953-3319	Australia	2014290536	7/17/2014
INMD-120/05AU	315953-3340	Australia	2014339866	10/24/2014
INMD-004/02BR	315953-2008	Brazil	PI0920334-6	10/13/2009	1223097	3/1/2016
INMD-012/03BR	315953-2101	Brazil	PI0613865-9	7/19/2006	PI0613865-9
INMD-056/01BR	315953-3203	Brazil	1120140290105	5/21/2013
INMD-096/01BR	315953-3234	Brazil	1120150123511	11/27/2013
INMD-117/01BR	315953-3243	Brazil	1120150125476	12/2/2013
INMD-120/05BR	315953-3346	Brazil	1120160092074	10/24/2014
ELSN-001/02CA	321893-2020	Canada	2724230	2/6/2009
INMD-004/02CA	315953-2037	Canada	2739954	10/13/2009
INMD-015/02CA	315953-3274	Canada	2899824	12/20/2005
INMD-018/03CA	315953-3271	Canada	2896083	12/5/2006
INMD-056/01CA	315953-3204	Canada	2870860	5/21/2013

Insmed Pending Patent Applications
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Publication No.	Publication Date
INMD-096/01CA	315953-3235	Canada	2891487	11/27/2013
INMD-117/01CA	315953-3244	Canada	2890219	12/2/2013
INMD-119/02CA	315953-3320	Canada	2917605	7/17/2014
INMD-120/05CA	315953-3341	Canada	2927788	10/24/2014
INMD-004/02CL	315953-2009	Chile	814-2011	10/13/2009	814-2011
INMD-004/03CN	315953-3219	China	201410564453.7	10/13/2009	104523594A	4/22/2015
INMD-005/03CN	315953-3150	China	201410050891.1	10/23/2008	103860469A	6/18/2014
INMD-012/04CN	315953-3087	China	201310149581.0	7/19/2006	103263387	8/28/2013
INMD-056/01CN	315953-3205	China	201380030763.4	5/21/2013	104349783A	2/11/2015
INMD-096/01CN	315953-3254	China	201380068974.7	11/27/2013	104884047A	9/2/2015
INMD-117/01CN	315953-3245	China	201380062668.2	12/2/2013	104822372A	8/5/2015
INMD-120/05CN	315953-3347	China	201480070936.X	10/24/2014	105848479A	8/10/2016
INMD-012/03CO	315953-2103	Colombia	08016117	7/19/2006
INMD-056/01CO	315953-3206	Colombia	14-244438	5/21/2013
INMD-012/03EG	315953-2106	Egypt	PCT84/2008	7/19/2006
INMD-120/05EA	315953-3348	Eurasian Patent Organization	201690623	10/24/2014
ELSN-001/02EP	321893-2021	European Patent Office	09708680.5	2/6/2009	2252304
INMD-004/02EP	315953-2011	European Patent Office	09821103.0	10/13/2009	2349282	8/3/2011
INMD-005/02EP	315953-2027	European Patent Office	08840993.3	10/23/2008	2214645
INMD-012/06EP	315953-3101	European Patent Office	13175824.5	7/19/2006	2649988	10/16/2013
INMD-012/08EP	315953-3199	European Patent Office	14183066.1	10/29/2003	2823820	1/14/2015
INMD-018/02EP	315953-3332	European Patent Office	16156100.6	12/5/2006	3067047	9/14/2016
INMD-018/03EP	315953-3333	European Patent Office	16156099.0	12/5/2006	3067046	9/14/2016
INMD-047/01EP	315953-2363	European Patent Office	07754936.8	4/4/2007	2012750
INMD-056/01EP	315953-3207	European Patent Office	13793204.2	5/21/2013	2852391	4/1/2015
INMD-096/01EP	315953-3236	European Patent Office	13858844.7	11/27/2013	2925298	10/7/2015
INMD-117/01EP	315953-3246	European Patent Office	13859435.3	12/2/2013	2925303	10/7/2015
INMD-119/02EP	315953-3321	European Patent Office	14827034.1	7/17/2014	3021920	5/25/2016
INMD-120/05EP	315953-3342	European Patent Office	14855785.3	10/24/2014	3060041	8/31/2016
ELSN-001/02HK	321893-2010	Hong Kong	11105186.0	2/6/2009	1150979	1/20/2012
INMD-004/02HK	315953-2015	Hong Kong	12101079.8	10/13/2009
INMD-012/04HK	315953-3108	Hong Kong	13112330.9	7/19/2006	1184711A	1/30/2014
INMD-012/06HK	315953-3183	Hong Kong	14103632.2	7/19/2006	1190338A	7/4/2014
INMD-012/08HK	315953-3224	Hong Kong	15102375.4	10/29/2003	1201749A	9/11/2015
INMD-056/01HK	315953-3227	Hong Kong	15103492.0	5/21/2013	1202812A	10/9/2015
INMD-096/01HK	315953-3339	Hong Kong	16103947.0	11/27/2013
INMD-117/01HK	315953-3345	Hong Kong	16103948.9	12/2/2013
INMD-005/02IN	315953-2072	India	3616/DELNP/2010	10/23/2008

Insmed Pending Patent Applications
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Publication No.	Publication Date
INMD-012/03IN	315953-2109	India	353/DELNP/2008	7/19/2006		8/8/2008
INMD-012/04IN	315953-3196	India	6406/DELNP/2014	7/19/2006
INMD-056/01IN	315953-3209	India	9003/DELNP/2014	5/21/2013
INMD-004/02ID	315953-2038	Indonesia	W00201101412	10/13/2009
INMD-004/03ID	315953-3191	Indonesia	P00201406127	10/13/2009
INMD-004/02IL	315953-2039	Israel	212268	10/13/2009
INMD-012/04IL	315953-2016	Israel	216401	7/19/2006
INMD-012/05IL	315953-3221	Israel	236190	10/29/2003
INMD-012/06IL	315953-3370	Israel	246026	7/19/2006
INMD-056/01IL	315953-3208	Israel	234898	5/21/2013
INMD-117/01IL	315953-3247	Israel	238984	12/2/2013
INMD-120/05IL	315953-3349	Israel	245184	10/24/2014
INMD-004/03JP	315953-3182	Japan	2014-75240	10/13/2009	2014-122249	7/3/2014
INMD-005/04JP	315953-3354	Japan	2016-82745	10/23/2008	2016-130262	7/21/2016
INMD-012/09JP	315953-3220	Japan	2014-222230	10/29/2003	2015-25016	2/5/2015
INMD-012/10JP	315953-3326	Japan	2016-003289	7/19/2006	2016-56194	4/21/2016
INMD-012/11JP	315953-3336	Japan	2016-29641	10/29/2003	2016-104807	6/9/2016
INMD-012/12JP	315953-3359	Japan	2016-105882	4/3/2007
INMD-047/03JP	315953-3197	Japan	2014-165736	4/4/2007	2014-210819	11/13/2014
INMD-056/01JP	315953-3210	Japan	2015-514136	5/21/2013	2015-517576
INMD-096/01JP	315953-3237	Japan	2015-545418	11/27/2013	2016-505545	2/25/2016
INMD-117/01JP	315953-3248	Japan	2015-545499	12/2/2013		4/17/2015
INMD-119/02JP	315953-3322	Japan	2016-527100	7/17/2014
INMD-120/05JP	315953-3350	Japan	2016-525531	10/24/2014
INMD-012/03KS	315953-2112	Kosovo	861	7/19/2006
INMD-004/02MX	315953-2013	Mexico	MX/a/2011/003760	10/13/2009
INMD-005/03MX	315953-3270	Mexico	MX/a/2015/008005	10/23/2008
INMD-005/04MX	315953-3311	Mexico	MX/a/2015/015702	10/23/2008
INMD-012/05MX	315953-3143	Mexico	2013-013982	10/29/2003
INMD-056/01MX	315953-3212	Mexico	MX/a/2014/014219	5/21/2013
INMD-096/01MX	315953-3238	Mexico	MX/a/2015/006681	11/27/2013
INMD-120/05MX	315953-3352	Mexico	MX/a/2016/005293	10/24/2014
INMD-056/01NZ	315953-3213	New Zealand	700983	5/21/2013
INMD-056/02NZ	315953-3356	New Zealand	719739	5/21/2013
INMD-096/01NZ	315953-3239	New Zealand	708082	11/27/2013
INMD-117/01NZ	315953-3250	New Zealand	707551	12/2/2013
INMD-120/05NZ	315953-3343	New Zealand	719297	10/24/2014
INMD-012/03NI	315953-2115	Nicaragua	2008-000019	7/19/2006
INMD-122/04WO	315953-3255	Patent Cooperation Treaty	PCT/US2015/031079	5/15/2015	WO 2015/175939	11/19/2015
INMD-123/02WO	315953-3358	Patent Cooperation Treaty	PCT/US2016/044542	7/28/2016

Insmed Pending Patent Applications
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Publication No.	Publication Date
INMD-124/01WO	315953-3367	Patent Cooperation Treaty	PCT/US2016/043940	7/25/2016
INMD-125/01WO	315953-3361	Patent Cooperation Treaty	PCT/US2016/041776	7/11/2016
INMD-127/01WO	315953-3315	Patent Cooperation Treaty	PCT/US2015/061427	11/18/2015	WO 2016/081658	5/26/2016
INMD-128/01WO	315953-3317	Patent Cooperation Treaty	PCT/US2016/030049	4/29/2016
INMD-004/02PH	315953-2043	Philippines	1-2011-500726	10/13/2009
INMD-004/02KR	315953-2041	Republic of Korea	10-2011-7008430	10/13/2009
INMD-056/01KR	315953-3211	Republic of Korea	10-2014-7035838	5/21/2013	10-2015-0020224	2/25/2015
INMD-117/01KR	315953-3249	Republic of Korea	10-2015-7017536	12/2/2013	10-2015-0089087	8/4/2015
INMD-120/05KR	315953-3351	Republic of Korea	10-2016-7013749	10/24/2014		6/28/2016
INMD-056/01RU	315953-3214	Russian Federation	2014151554	5/21/2013
INMD-096/01RU	315953-3240	Russian Federation	2015125293	11/27/2013
INMD-012/03RS	315953-2117	Serbia	P-19/2008	7/19/2006		7/15/2009
INMD-004/02SG	315953-2006	Singapore	201102419-7	10/13/2009
INMD-004/03UA	315953-3176	Ukraine	a201401583	10/13/2009
ELSN-003/03US	321893-2063	United States	14/796,920	7/10/2015
INMD-003/02US	315953-3149	United States	14/198,724	3/6/2014	2014-0248335	9/4/2014
INMD-004/05US	315953-3272	United States	14/809,127	7/24/2015		5/26/2016
INMD-004/06US	315953-3273	United States	14/809,128	7/24/2015		6/2/2016
INMD-005/02US	315953-2018	United States	12/256,692	10/23/2008	2009-0104257	4/23/2009
INMD-012/05US	315953-2005	United States	12/424,177	4/15/2009	2010-0068257	3/18/2010
INMD-012/07US	315953-2176	United States	12/983,659	1/3/2011	2011-0159079	6/30/2011
INMD-012/08US	315953-3192	United States	14/319,018	6/30/2014	2014-0314835	10/23/2014
INMD-012/09US	315953-3337	United States	15/093,180	4/7/2016
INMD-018/07US	315953-3109	United States	14/080,922	11/15/2013	2014-0072620	3/13/2014
INMD-018/09US	315953-3334	United States	15/066,346	3/10/2016	2016-0184301	6/30/2016
INMD-018/10US	315953-3335	United States	15/066,360	3/10/2016	2016-0184302	6/30/2016
INMD-018/11US	315953-3362	United States	15/205,918	7/8/2016
INMD-018/12US	315953-3363	United States	15/205,925	7/8/2016
INMD-018/13US	315953-3369	United States	15/241,439	8/19/2016
INMD-047/01US	315953-2025	United States	11/696,343	4/4/2007	2008-0089927	4/17/2008
INMD-056/01US	315953-3084	United States	13/899,457	5/21/2013	2013-0330400	12/12/2013
INMD-096/01US	315953-3241	United States	14/648,203	11/27/2013	2015-0314002	11/5/2015
INMD-117/01US	315953-3251	United States	14/648,632	12/2/2013	2015-0328232	11/19/2015
INMD-119/02US	315953-3193	United States	14/334,121	7/17/2014	2015-0020802	1/22/2015
INMD-119/03US	315953-3323	United States	14/905,274	7/17/2014	2016-0175553	6/23/2016
INMD-120/06US	315953-3344	United States	15/031,604	10/24/2014
INMD-120/09US	315953-3313	United States	15/154,631	5/13/2016
INMD-122/04US	315953-3257	United States	14/713,926	5/15/2015	2015-0328244	11/19/2015

Insmed Pending Patent Applications
Cooley Docket No.	Client-Matter	Country	Application No.	Application Date	Publication No.	Publication Date
INMD-123/01US	315953-3329	United States	62/293,121	2/9/2016
INMD-124/01US	315953-3366	United States	15/219,219	7/25/2016
INMD-126/00US	315953-3318	United States	62/256,851	11/18/2015
INMD-128/01US	315953-3316	United States	15/142,569	4/29/2016
INMD-130/00US	315953-3360	United States	62/354,234	6/24/2016
INMD-131/00US	315953-3368	United States	62/368,400	7/29/2016
ELSN-001/03US	321893-2064	United States of America	14/881,011	10/12/2015

Trademarks

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARIKACE Insmed Incorporated	United States	Registration No. 3938202	Filed 1/31/07 Registered 3/29/11 First Use: 2/09
ARIKAYCE Insmed, Inc.	United States	Application No. 85972453	Filed 6/28/13 (on the basis of intended use) Notice of Allowance issued 12/3/13
ARYKAYCE Insmed, Inc.	United States	Application No. 85972458	Filed 6/28/13 (on the basis of intended use) Notice of Allowance issued 12/3/13
INSMED Insmed, Inc.	United States	Application No. 86/103,118	Filed 10/28/13 (on the basis of intended use) Notice of Allowance issued 5/20/14
INSMED Insmed, Inc.	United States	Application No. 85930667	Filed 5/13/13 (on the basis of intended use) Notice of Allowance issued 12/3/13
IPLEX Insmed, Inc.	United States	Registration No. 4045902	Filed 8/18/09 Registered 10/25/11 First Use: 5/06

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
Lungs design Insmed Incorporated	United States	Application No. 86444498	Filed 11/4/14 (intent-to-use) Notice of Allowance issued 6/2/15
Lungs design Insmed Incorporated	Argentina	Application No. 3406997	Filed 5/4/15 (based on US App. No. 86444498) Published 1/13/16 for 30 day opposition period and not opposed
INSMED Insmed, Inc.	Argentina	Registration No. 2702779	Filed 1/8/14 Registered 12/30/14
LONSPIRA Insmed Incorporated	Argentina	Registration No. 2590819	Filed 4/23/12 Registered 9/6/13
VONCERA Insmed Incorporated	Argentina	Registration No. 590820	Filed 4/23/12 Registered 9/6/13
ARIKAYCE Insmed, Inc.	Argentina	Registration No. 2.709.607	Filed 12/27/13 (claiming of 6/28/13 priority date) Registered 2/9/15
ARYKAYCE Insmed, Inc.	Argentina	Registration No. 2.714.357	Filed 12/27/13 (claiming of 6/28/13 priority date) Registered 3/18/15
RIKACIA Insmed, Inc.	Argentina	Registration No. 2.714.358	Filed 12/27/13 (claiming of 6/28/13 priority date) Registered 3/18/15

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
Lungs design Insmed Incorporated	Brazil	Application No. 909328366	Filed 5/4/15 (based on US App. No. 86444498) Published 6/5/15
INSMED Insmed, Inc.	Brazil	Application No. 840758324	Filed 1/7/14 Published 4/29/14
ARIKAYCE Insmed, Inc.	Brazil	Application No. 840753381	Filed 12/27/13 (claiming of 6/28/13 priority date) Published 4/29/14
ARYKAYCE Insmed, Inc.	Brazil	Application No. 840753365	Filed 12/27/13 (claiming of 6/28/13 priority date) Published 4/29/14
ARIKACE Insmed Incorporated	Brazil	Application No. 840123612	Filed 5/11/12 Registration fee paid
VONCERA Insmed Incorporated	Brazil	Registration No. 840131356	Filed 5/18/12 Registered 6/23/15
INSMED Insmed, Inc.	Australia	IR Reg. No. 1184673	Registered 11/13/13 Statement of Grant of Protection issued 3/20/14
INSMED Insmed, Inc.	Australia	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 10/22/14

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARIKAYCE Insmed, Inc.	Australia	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 6/9/14
ARYKAYCE Insmed, Inc.	Australia	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 6/9/14
RIKACIA Insmed, Inc.	Australia	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 5/29/14
ARIKACE Insmed Incorporated	Australia	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 12/20/07
LONSPIRA Insmed Incorporated	Australia	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 11/28/12
Lungs design Insmed, Inc.	Australia	IR Reg. No. 1252822	Registered 5/1/15 (based on US App. No. 86444498) Statement of Grant of Protection issued 12/9/15
VONCERA Insmed Incorporated	Australia	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 12/10/12
Lungs design Insmed Incorporated	Canada	Application No. 1726512	Filed 5/1/15 (based on US App. No. 86444498) Office action response filed 3/18/16 and accepted

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARIKAYCE Insmed, Inc.	Canada	Application No. 1657970	Filed 12/27/13 (claiming of 6/28/13 priority date) Notice of Allowance issued 1/23/15
ARYKAYCE Insmed, Inc.	Canada	Application No. 1657971	Filed 12/27/13 (claiming of 6/28/13 priority date) Notice of Allowance issued 1/23/15
ARIKACE Insmed Incorporated	Canada	Application No. 1543553	Filed 9/7/11 (on the basis of intended use); Notice of Allowance issued 9/21/12
INSMED Insmed, Inc.	Canada	Application No. 1674571	Filed 4/28/14 (on the basis of intended use and the priority of US App. No. 86/103,118) Notice of Allowance issued 1/9/15
INSMED Insmed, Inc.	Canada	Application No. 1651732	Filed 11/12/13 Notice of Allowance 5/22/15
INSMED Insmed, Inc.	China	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 8/20/14
INSMED Insmed, Inc.	China	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 1/21/15
ARIKACE Insmed Incorporated	China	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 7/1/15
ARIKAYCE Insmed, Inc.	China	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 2/27/14

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARYKAYCE Insmed, Inc.	China	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 11/13/14
RIKACIA Insmed, Inc.	China	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 11/26/14
LONSPIRA Insmed Incorporated	China	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 4/24/13
VONCERA Insmed Incorporated	China	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 4/24/13
Lungs design Insmed, Inc.	European Union	IR Reg. No. 1252822	Registered 5/1/15 (based on US App. No. 86444498) Advertised — deadline to oppose 3/26/16
INSMED Insmed, Inc.	European Union	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 10/30/14
INSMED Insmed, Inc.	European Union	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 4/14/15
ARIKAYCE Insmed, Inc.	European Union	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/7/15

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARYKAYCE Insmed, Inc.	European Union	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/7/15
NTM Insmed Incorporated	European Union	Application No. 15538267	Filed 6/15/16
RIKACIA Insmed, Inc.	European Union	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 12/30/14
ARIKACE Insmed Incorporated	European Union	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 4/24/08
LONSPIRA Insmed Incorporated	European Union	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 6/7/13
VONCERA Insmed Incorporated	European Union	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 6/7/13
NTM IM DIALOG Insmed Incorporated	Germany	Application No. 30 2016 017 991.7	Filed 6/21/16
INSMED Insmed, Inc.	India	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date)
INSMED Insmed, Inc.	India	IR Reg. No. 1205306	Filed 4/28/14 (based on U.S. Appl. No. 86103118 Late refusal issued - Argument for Registered status filed 10/15/15
ARIKAYCE Insmed, Inc.	India	IR Reg. No. 1193205	Filed 12/27/13 (claiming of 6/28/13 priority date) Response to refusal filed 10/16/15

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARYKAYCE Insmed, Inc.	India	IR Reg. No. 1193361	Filed 12/27/13 (claiming of 6/28/13 priority date) Response to refusal filed 10/16/15
LONSPIRA Insmed Incorporated	India	Registration No. 2320390	Filed 4/23/12 Registered 9/22/14
VONCERA Insmed Incorporated	India	Registration No. 2320391	Filed 4/23/12 Registered 9/22/14
Lungs design Insmed, Inc.	International Register	Registration No. 1252822	Registered 5/1/15 (based on US App. No. 86444498)
ARIKACE Insmed Incorporated	International Register	Registration No. 919298	Registered 3/9/07 (based on US App. No. 77095378)
ARIKAYCE Insmed, Inc.	International Register	Registration No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date)
ARYKAYCE Insmed, Inc.	International Register	Registration No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date)
RIKACIA Insmed, Inc.	International Register	Registration No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date)
INSMED Insmed, Inc.	International Register	Registration No. 1184673	Registered 11/13/13 (claiming of 6/28/13 priority date)
INSMED Insmed, Inc.	International Register	Registration No. 1205306	Filed 4/28/14 (based on U.S. Appl. No. 86103118

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
LONSPIRA Insmed Incorporated	International Register	Registration No. 1121695	Registered 4/24/12
VONCERA Insmed Incorporated	International Register	Registration No. 1121781	Registered 4/24/12
Lungs design Insmed, Inc.	Japan	IR Reg. No. 1252822	Registered 5/1/15 (based on US App. No. 86444498) Statement of Grant of Protection issued 11/26/15
INSMED Insmed, Inc.	Japan	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 7/15/14
INSMED Insmed, Inc.	Japan	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 11/20/14
ARIKAYCE Insmed, Inc.	Japan	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 11/20/14
ARYKAYCE Insmed, Inc.	Japan	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 9/4/14
RIKACIA Insmed, Inc.	Japan	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 9/8/14

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARIKACE Insmed Incorporated	Japan	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 3/6/08
LONSPIRA Insmed Incorporated	Japan	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 2/5/13
VONCERA Insmed Incorporated	Japan	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 2/5/13
ARIKACE Insmed Incorporated	Macedonia	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 6/7/12
LONSPIRA Insmed Incorporated	Macedonia	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 8/2/12
VONCERA Insmed Incorporated	Macedonia	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 8/2/12
ARIKAYCE Insmed, Inc.	Mexico	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 2/17/15
ARYKAYCE Insmed, Inc.	Mexico	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 2/17/15
RIKACIA Insmed, Inc.	Mexico	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 2/11/15
ARIKACE Insmed Incorporated	Mexico	Registration No. 1325228	Filed 6/18/12 Registered 10/30/12
LONSPIRA Insmed Incorporated	Mexico	Registration No. 1325229	Filed 6/18/12 Registered 10/30/12

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
Lungs design Insmed, Inc.	Norway	IR Reg. No. 1252822	Registered 5/1/15 (based on US App. No. 86444498) Statement of Grant of Protection issued 1/22/16
INSMED Insmed, Inc.	Norway	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 7/23/14
INSMED Insmed, Inc.	Norway	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 1/28/15
ARIKAYCE Insmed, Inc.	Norway	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 9/26/14
ARYKAYCE Insmed, Inc.	Norway	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/20/15
RIKACIA Insmed, Inc.	Norway	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 9/26/14
ARIKACE Insmed Incorporated	Norway	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 2/1/13
LONSPIRA Insmed Incorporated	Norway	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 3/13/13

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
INSMED Insmed, Inc.	Russian Federation	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 11/20/14
INSMED Insmed, Inc.	Russian Federation	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 6/18/15
ARIKAYCE Insmed, Inc.	Russian Federation	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/26/15
ARYKAYCE Insmed, Inc.	Russian Federation	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/29/15
RIKACIA Insmed, Inc.	Russian Federation	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 1/8/15
ARIKACE Insmed Incorporated	Russian Federation	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 3/20/13
LONSPIRA Insmed Incorporated	Russian Federation	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 6/6/13
VONCERA Insmed Incorporated	Russian Federation	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 6/6/13
ARIKACE Insmed Incorporated	Serbia	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 6/7/12

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
LONSPIRA Insmed Incorporated	Serbia	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 6/13/13
VONCERA Insmed Incorporated	Serbia	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 6/13/13
Lungs design Insmed Incorporated	South Africa	Application No. 2015/11432	Filed 5/4/15 (based on US App. No. 86444498)
ARIKAYCE Insmed, Inc.	South Africa	Application No. 2014/00184	Filed 1/6/14 (claiming of 6/28/13 priority date) Approved for publication
ARYKAYCE Insmed, Inc.	South Africa	Registration No. 2014/00185	Filed 1/6/14(claiming of 6/28/13 priority date) Registered 11/27/15
RIKACIA Insmed, Inc.	South Africa	Registration No. 2014/00183	Filed 1/6/14 (claiming of 6/28/13 priority date) Registered 8/27/15
ARIKACE Insmed Incorporated	South Africa	Registration No. 2012/10959	Filed 4/26/12 Registered 1/6/14
INSMED Insmed, Inc.	South Africa	Application No. 2014/10808	Filed 4/29/14 (on the basis of intended use and the priority of US App. No. 86/103,118) Office action response filed 8/12/15
INSMED Insmed, Inc.	South Africa	Registration No. 2013/31724	Filed 11/13/13 Registered 6/24/15

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
LONSPIRA Insmed Incorporated	South Africa	Registration No. 2012/10961	Filed 4/26/12 Registered 1/6/14
VONCERA Insmed Incorporated	South Africa	Registration No. 2012/10963	Filed 4/26/12 Registered 1/6/14
Lungs design Insmed, Inc.	South Korea	IR Reg. No. 1252822	Registered 5/1/15 (based on US App. No. 86444498) Statement of Grant of Protection issued 1/18/16
INSMED Insmed, Inc.	South Korea	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 6/13/13
INSMED Insmed, Inc.	South Korea	IR Reg. No. 1205306	Registered 4/28/14 (based on U.S. Appl. No. 86103118 Statement of Grant of Protection issued 3/2/15
ARIKAYCE Insmed, Inc.	South Korea	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 4/27/15
ARYKAYCE Insmed, Inc.	South Korea	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 4/9/15
RIKACIA Insmed, Inc.	South Korea	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 10/27/14

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
ARIKACE Insmed Incorporated	South Korea	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 5/6/08
LONSPIRA Insmed Incorporated	South Korea	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 6/20/13
VONCERA Insmed Incorporated	South Korea	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 6/20/13
ARIKAYCE Insmed, Inc.	Switzerland	IR Reg. No. 1193205	Registered 12/27/13 (claiming of 6/28/13 priority date)
INSMED Insmed, Inc.	Switzerland	IR Reg. No. 1184673	Registered 12/27/13 (claiming of 6/28/13 priority date) Provisional refusal issued 1/6/15; Response filed 7/10/15; Appeal filed 1/12/16
INSMED Insmed, Inc.	Switzerland	IR Reg. No. 1205306	Filed 4/28/14 (based on U.S. Appl. No. 86103118 Provisional refusal issued 6/2/15; Response filed 9/12/15
ARYKAYCE Insmed, Inc.	Switzerland	IR Reg. No. 1193361	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 3/26/15
RIKACIA Insmed, Inc.	Switzerland	IR Reg. No. 1192975	Registered 12/27/13 (claiming of 6/28/13 priority date) Statement of Grant of Protection issued 3/26/15
ARIKACE Insmed Incorporated	Switzerland	IR Reg. No. 919298	Registered 3/9/07 Statement of Grant of Protection issued 6/18/13
LONSPIRA Insmed Incorporated	Switzerland	IR Reg. No. 1121695	Registered 4/24/12 Statement of Grant of Protection issued 8/9/13

MARK Owner	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
VONCERA Insmed Incorporated	Switzerland	IR Reg. No. 1121781	Registered 4/24/12 Statement of Grant of Protection issued 8/9/13
LONSPIRA Insmed Incorporated	Canada	Application No. 1576212	Filed 4/23/12 (on the basis of intended use and the priority of US App. No. 85604091) Notice of Allowance 2/28/14
VONCERA Insmed Incorporated	Canada	Application No. 1576211	Filed 4/23/12 (on the basis of intended use and the priority of US App. No. 85604083)
RIKACIA Insmed, Inc.	Canada	Application No. 1657972	Filed 12/27/13 (claiming of 6/28/13 priority date) Notice of Allowance issued 7/24/15
VONCERA Insmed Incorporated	Mexico	Application No. 1283698	Filed 6/18/12

Copyrights - None

EXHIBIT E

BORROWERS’ DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
INSMED INCORPORATED	1	3810-3271-7310	Bank of America	Checking	$0	Clearing

	2	3810-3271-7307	Bank of America	Operating	$14,143,680.47	Operating

	3	5S8-01A38-1-6 MSS	Bank of America/ML	Securities	$193,723,325.89	Investment

	4	80-2633-6668	PNC		$0	New Equity (replacing JPM)
	5	TBD	PNC	Securities	$0	In Process of Opening
	6	753748672 and 753748953	JP Morgan	Operating and Checking	Closed	Closed

	7	423104	Bank of America/ML	CERTIFICATE OF DEPOSIT	$456,630.64	LOAN COLLATERAL 2

BORROWER SUSIDIARY / AFFILIATE COMPANY Name/Address
	1	56284014	Bank of America	COMMERCIAL	€28,537.74	INSMED HOLDINGS LIMITED / Ireland
	2	56284022	Bank of America	COMMERCIAL	$892.42	INSMED HOLDINGS LIMITED / Ireland
	3	56285012	Bank of America	COMMERCIAL	€785.38	INSMED IRELAND LIMITED
	4	56285020	Bank of America	COMMERCIAL	$718,272.13	INSMED IRELAND LIMITED
	5	32660018	Bank of America	COMMERCIAL	€420,201.06	INSMED FRANCE SAS

	6	20449011	Bank of America	COMMERCIAL	€563,476.99	INSMED GMBH / Germany

	Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account

7	19638010	Bank of America	COMMERCIAL	€565,114.72	INSMED NETHERLANDS B.V.
8	70733011	Bank of America	COMMERCIAL	£223,542.89	INSMED LIMITED / UK

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Amended and Restated Loan and Security Agreement dated September 30, 2016, and all ancillary documents entered into in connection with such Amended and Restated Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc., as agent for the Lender (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”), Insmed Incorporated, as the Administrative Borrower (the “Company”), and the other borrowers from time to time party thereto (the “Borrowers). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all financial matters relating to the Borrowers, and is authorized to provide certification of information regarding the Borrowers; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Borrowers are in compliance in all material respects for the period ending             with all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except to the extent otherwise permitted under the Loan Agreement) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 40 days

Audited Financial Statements	FYE within 150 days

The undersigned hereby also confirms the accounts disclosed in the Loan Agreement represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

Very Truly Yours,

INSMED INCORPORATED,
as Administrative Borrower

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[  ], and is entered into by and between                  ., a             corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.  Subsidiary’s Affiliate, Insmed Incorporated (“Company”) [has entered/desires to enter] into that certain Amended and Restated Loan and Security Agreement dated September 30, 2016, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B.  Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.              The recitals set forth above are incorporated into and made part of this Joinder Agreement.  Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.              By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [        ], (b) neither the Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements.  To the extent that the Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity.  By way of example (and not an exclusive list): (i) the Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, the Agent and Lender shall be deemed provided to Subsidiary; (ii) Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender except as expressly provided in the Loan Agreement.

3.              Subsidiary agrees not to certificate its equity securities without delivery of such equity securities to the Agent in order to perfect the Agent’s security interest in such equity securities.

4.              Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

[ ]

By:
Name:
Title:

Address:

Telephone:
Facsimile:

HERCULES CAPITAL, INC.,
a Maryland corporation

By:
Name:
Its:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile:  650-473-9194
Telephone:  650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301

Re:  Amended and Restated Loan and Security Agreement dated September 30, 2016 (the “Agreement”), by and among Insmed Incorporated (the “Administrative Borrower”) and the other Borrowers from time to time party thereto, and Hercules Capital, Inc., as agent and the lenders party thereto (collectively, “Lender”)

In connection with the above referenced Agreement, the Administrative Borrower hereby authorizes the Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) reasonable, invoiced out-of-pocket legal fees and costs incurred by the Agent or Lender pursuant to Section 11.11 of the Agreement to the Administrative Borrower’s account indicated below.  The Administrative Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

SCHEDULE 1.1

COMMITMENTS

EXISTING TERM LOANS

Lender	Existing Term Loans(1)

Hercules Capital, Inc.	$
Hercules Capital Funding Trust 2012-1	$
Total		$25,000,000

CLOSING DATE TERM LOANS

Hercules Capital, Inc.	$
Hercules Capital Funding Trust 2012-1	$
Total		$10,000,000

(1)  Fully funded on the Original Closing Date

Schedule 1 Subsidiaries

Name	Jurisdiction of Formation
Celtrix Pharmaceuticals, Inc.	Delaware
Insmed Limited	England and Wales
Insmed Netherlands B.V.	The Netherlands
Insmed France SAS	France
Insmed Germany GmbH	Germany
Insmed Ireland Limited	Ireland
Insmed Holdings Limited	Ireland

Schedule 1A Existing Permitted Indebtedness

Equipment Leases (in each case, Insmed Incorporated is the lessee)

•                  Lessor: US Bancorp

•                  Description: Lab Equipment

•                  Value: $38,510

•                  Date of contract: 11/17/2008

•                  Final payment 10/17/13

•                  Balance @ 6/17/12 $9,017.06

•                  Lessor: General Electric Capital Corporation

•                  Description: Lab Equipment

•                  Value: $177,650

•                  Date of contract: 07/22/2008

•                  Final payment 08/01/13

•                  Balance @ 6/01/12 $49,465.49

•                  Lessor: Ricoh Equipment Financing

•                  Description: Printer

•                  Value: $4,263

•                  Date of contract: 02/05/2008

•                  Final payment 02/01/13

•                  Balance @ 6/20/12 $3,920

Schedule 1B Existing Permitted Investments

Bank of America/Merrill Lynch Investments as of 07/31/2016

COB Date	Security #	Symbol	CUSIP #	Security Description	Account Nickname	Account Registration	Account #	Quantity	Price ($)	Value ($)
6/19/2012	9HTT2	—	998911UC3	BBIF MONEY FUND	INSMED	WCMA	5VL-02045	402,596	1	402,596.00
6/19/2012	95RA9	—	998916FP0	PREFERRED DEPOSIT (BUS)	INSMED	WCMA	5VL-02045	8,348,481	1	8,348,481.00
				Cash						0.43
				Subtotal cash & Money accounts						8,751,077.43

6/19/2012	9H1D9	NSTMX	19765H362	COLUMBIA SHORT TERM BOND	INSMED	WCMA	5VL-02045	496,504.88	9.92	4,925,328.38
6/19/2012	9KT56	DTINX	245912506	DELAWARE LIMITED TERM	INSMED	WCMA	5VL-02045	552,104.53	8.94	4,935,814.48
6/19/2012	9EGO2	DIMIX	261918502	DREYFUS SHORT INTERMED	INSMED	WCMA	5VL-02045	320,199.48	13.3	4,258,653.03
6/19/2012	9KWW1	FMUSX	31417P858	FEDERATED MUNICIPAL	INSMED	WCMA	5VL-02045	490,576.46	10.05	4,930,293.43
6/19/2012	97K22	FSXIX	315807859	FIDELITY ADV SH FIXED	INSMED	WCMA	5VL-02045	530,709.74	9.29	4,930,293.43
6/19/2012	3.10E+51	SHY	464287457	ISHARES BARCLYS 1-3 YEAR	INSMED	WCMA	5VL-02045	5,000	84.39	421,950.00
6/19/2012	9HUY1	HLLVX	4812C1330	JP MORGAN SHORT DURATION	INSMED	WCMA	5VL-02045	449,024.90	10.98	4,930,293.43
6/19/2012	9KWP2	FLTIX	670678648	NUVEEN SHORT TERM BOND	INSMED	WCMA	5VL-02045	496,504.88	9.94	4,935,258.48
6/19/2012	9PK01	PTSPX	72201M594	PIMCO SHORT-TERM FUND	INSMED	WCMA	5VL-02045	503,091.17	9.81	4,935,324.34
6/19/2012	9MQE2	TSYYX	89155T664	TOUCHSTONE ULTRA SHORT	INSMED	WCMA	5VL-02045	516,261.09	9.55	4,930,293.43
6/19/2012	31L60	BSV	921937827	VANGUARD SHORT TERM BOND	INSMED	WCMA	5VL-02045	5,000	81.07	405,350.00
				Subtotal investments						44,538,852.43
									Total	53,289,929.86

Bank of America Certificate of Deposits as of 07/31/2016 (and related Letters of Credit)

Total Balance $456,630.64, detailed as follows:

$200,000.00 Matures 02/01/17 — Rate 0.75%

$256,630.64 Matures 06/16/17 — Rate 0.85%

Investments in Stock resulting from out licensing of non core assets

•                  NAPO agreement dated January 5, 2007

•                  Product: Masoprocal (INS 18) Diabetes, Cardiac and metabolic diseases

•                  Consideration received to date: 270,611 shares of NAPO Common stock

•                  Other stock grants based on NAPO achieving certain developmental milestones

•                  TriAct agreement dated December 20, 2010

•                  Product: Masoprocal (INS 18) for all other areas excluding NAPO field of use

•                  Consideration received to date: 500,000 shares of TriAct Common stock

•                  Other stock grants based on TriAct achieving certain developmental milestones

Schedule 1C Existing Permitted Liens

None, except in respect of the equipment which is the subject of the leases disclosed in Schedule 1A.

Schedule 5.3 Consents, Etc.

None

Schedule 5.5 Actions Before Government Authorities

Name of Claimant

Hoey v. Insmed Incorporated, et al.

Amount and Description

On July 15, 2016, a purported class action lawsuit was filed in the U.S. District Court for the District of New Jersey against us and certain executive officers: Hoey v. Insmed Incorporated, et al. The complaint includes allegations that, during the class period between March 18, 2013 and June 8, 2016, we and certain executive officers violated Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act in making various statements related to the European MAA of ARIKAYCE with the EMA. The complaint seeks unspecified damages.

Schedule 5.8 Tax Matters

None

Schedule 5.9 Intellectual Property Claims

None

Schedule 5.10 Intellectual Property

None

Schedule 5.11 Borrower Products

IPLEX

SETTLEMENT, LICENSE AND DEVELOPMENT AGREEMENT , dated March 5, 2007 by and between Tercica, Inc., Genentech Inc. and Insmed Inc.  Pursuant to this Agreement, Tercica and Genentech agreed to withdraw a pending litigation against the Parent in consideration of the Parent’s agreement to withdraw its Iplex product from the market for a short period of time, and to develop such product only in certain named indications with opt-ins for Tercica and Genentech.  The Parent is no longer developing the Iplex product, and has no present intention of resuming such development.

Schedule 5.14 Capitalization

1.              Insmed Incorporated

Capitalization Table as at June 20, 2012

Authorized Common Stock	500,000,000

Authorized Preferred Stock	200,000,000

Common Stock issued & outstanding	24,874,852

Common Stock issuable persuant to options, purchases, awards & plans	2,069,549

Common Stock available for issue	473,055,599

Preferred Stock available for issue	200,000,000

2.              Celtrix Pharmaceuticals, Inc.

5,000 common shares authorized; 5,000 shares issued and outstanding, all owned by Insmed Incorporated.